Execution Version

VECTREN UTILITY HOLDINGS, INC.

$150,000,000

$150,000,000 3.72% Senior Guaranteed Notes, due December 5, 2023

Unconditionally Guaranteed by:
INDIANA GAS COMPANY, INC.,
SOUTHERN INDIANA GAS AND ELECTRIC COMPANY,
AND
VECTREN ENERGY DELIVERY OF OHIO, INC.

______________

NOTE PURCHASE AGREEMENT

______________

Dated as of August 22, 2013

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 10.5	—	Existing Liens

EXHIBIT 1	—	Form of 3.72% Senior Guaranteed Notes, due December 5, 2023

EXHIBIT 4.4(a)(i)	—	Form of Opinion of Special Indiana Counsel for the Obligors

EXHIBIT 4.4.(a)(ii)	—	Form of Opinion of Special Ohio Corporate Counsel for the Obligors

EXHIBIT 4.4(a)(iii)	—	Form of Opinion of Special Ohio Regulatory Counsel for the Obligors

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 9.9	—	Form of Joinder to the Subsidiary Guaranty

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VECTREN UTILITY HOLDINGS, INC.
One Vectren Square
Evansville, Indiana 47708

$150,000,000 3.72% Senior Guaranteed Notes, due December 5, 2023

Dated as of August 22, 2013

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE A HERETO:
Ladies and Gentlemen:
Vectren Utility Holdings, Inc., an Indiana corporation (the “Company”), and Indiana Gas Company, Inc., an Indiana corporation (“Indiana Gas”), Southern Indiana Gas and Electric Company, an Indiana corporation (“SIGECO”) and Vectren Energy Delivery of Ohio, Inc., an Ohio corporation (“VEDO” and, together with the Indiana Gas and SIGECO and any guarantors added to this Agreement from time to time are individually a “Guarantor” and collectively, the “Guarantors” and together with the Company are individually an “Obligor” and collectively, the “Obligors”), jointly and severally agree with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.
The Company will authorize the issue and sale of (i) $150,000,000 aggregate principal amount of its 3.72% Senior Guaranteed Notes, due December 5, 2023 (the “Notes”) such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1. Due and punctual payment of the Guaranteed Obligations (as defined herein) will be unconditionally guaranteed by the Guarantors (the “Subsidiary Guaranty”) as set forth in Section 18 of this Agreement. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
SECTION 2.    SALE AND PURCHASE OF NOTES.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint

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obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.
The execution and delivery of the Note Purchase Agreement shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603 at 10:00 a.m., Chicago time, on August 22, 2013 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on December 5, 2013 or on such other Business Day thereafter on or prior to December 9, 2013 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000, or any amount in excess thereof which is an integral multiple of $100,000, as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company per the instructions provided pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.
Section 4.2.    Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. No Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

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Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Agreements to which it is a party.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Barnes & Thornburg LLP, Indiana counsel for the Obligors, (ii) Kegler, Brown, Hill and Ritter LPA, Ohio corporate counsel for the Obligors and (iii) McNees Wallace & Nurick LLC, Ohio regulatory counsel for the Obligors, covering the matters set forth in Exhibits 4.4(a)(i), (ii) and (iii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.
Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

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Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.
Section 4.9.    Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.
Each Obligor represents and warrants to each Purchaser (only to the extent applicable to itself and, if specified, its Subsidiaries) as follows as of the date hereof or, if the representation or warranty speaks as of a different date, as of such date:
Section 5.1.    Organization; Power and Authority. Each Obligor is a corporation duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements to which it is a party and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and this Agreement and the Subsidiary Guaranty have been duly authorized by all necessary corporate action on the part of the Guarantors and constitute legal, valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their respective terms, except, in each case, as such enforceability may be limited by

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(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated July 2013 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby on or prior to July 25, 2013 and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (together, the “Offering Materials”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made as of June 30, 2013. Except as disclosed in the Offering Materials, since December 31, 2012, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Offering Materials.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Obligors’ Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each other Subsidiary, (ii) of the Obligors’ Affiliates, other than Subsidiaries, and (iii) of the Obligors’ directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by an Obligor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

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(d)    No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual, or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law and fraudulent conveyance statutes or similar statutes and applicable restrictions contained in section 305(a) of the Federal Power Act, as amended), restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to an Obligor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Obligors have delivered to each Purchaser copies of the financial statements of the Obligors and their Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Obligors and their Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Obligors and their Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Offering Materials.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes and by the Guarantors of this Agreement and the Subsidiary Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor, or any Subsidiary, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary (including, without limitation, PUHCA or the Federal Power Act, as amended).
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of the Financing Agreements to which they are party (including, without limitation, any thereof under PUHCA, the Natural Gas Act or the Federal Power Act, each as amended).
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Obligors, threatened against or affecting any Obligor or any Subsidiary or any property of any Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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(b)    No Obligor nor any Subsidiary is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. Each of the Obligors and their Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Obligor or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and their Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Obligors and their Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2008.
Section 5.10.    Title to Property; Leases. The Obligors and their Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Obligors or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Obligors and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of each Obligor, no product or service of the Obligors or any of their Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of each Obligor, there is no Material violation by any Person of any right of the Obligors or any of their Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Obligors or any of their Subsidiaries.

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Section 5.12.    Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than for ordinary funding obligations and premiums due and not delinquent) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $100,000,000. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    No Obligor nor any of their ERISA Affiliates have incurred withdrawal liabilities (and no events have occurred that could reasonably be expected to subject an Obligor or ERISA Affiliate to withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of each Obligor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) for the ultimate parent company of each Obligor and its Subsidiaries is less than $100,000,000.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by each Obligor to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Obligors nor anyone acting on their behalf has offered the Notes and the Subsidiary Guaranty or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than thirty-five (35) other Institutional Investors, each of which has been offered the Notes and the

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Subsidiary Guaranty at a private sale for investment. Neither the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay certain existing Indebtedness of the Company and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Obligors and their Subsidiaries and the Obligors do not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Obligors and their Subsidiaries as of June 30, 2013 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Contingent Obligations in respect thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Obligors or their Subsidiaries except as disclosed in Schedule 5.15. Neither the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.
(c)    Neither the Obligors nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Obligors or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Obligors, except as specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Obligors nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an

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“OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Obligors nor any Controlled Entity have been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Obligors or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Obligors nor any Controlled Entity (i) have been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA Patriot Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Obligors’ actual knowledge after making due inquiry, are under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) have been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) have had any of their funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Obligors have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable law) to ensure that the Obligors and each Controlled Entity are and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1)    Neither the Obligors nor any Controlled Entity (i) have been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Obligors’ actual knowledge after making due inquiry, are under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) have been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) have been or are the target of sanctions imposed by the United Nations or the European Union;

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(2)    To the Obligors’ actual knowledge after making due inquiry, neither the Obligor nor any Controlled Entity have, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty in violation of any applicable laws for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Obligors have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable law) to ensure that the Obligors and each Controlled Entity are and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes.  No Obligor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended, other than SIGECO, which is subject to regulation under the Federal Power Act.  The Company is a “holding company” and a “service company” within the meaning of the Energy Policy Act of 2005, and the Public Utility Holding Company Act of 2005 enacted therein, but it has, by operation of law, obtained a waiver of the Federal Energy Regulatory Commission’s accounting, reporting and record retention requirements under the Public Utility Holding Company Act of 2005 on the ground that it constitutes a single-state holding company system, as defined in 18 C.F.R. 366.3(c)(1)(2009).
Section 5.18.    Environmental Matters. (a) Neither the Obligors nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any of their Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Obligors nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Obligors nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials

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in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.
(d)    All buildings on all real properties now owned, leased or operated by the Obligors or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
Section 5.19.    Pari Passu Obligations. All liabilities of the Company under the Notes constitute direct, unconditional and general obligations of the Company and rank in right of payment either pari passu with or senior to all other unsecured Indebtedness of the Company. All liabilities of the Guarantors under the Subsidiary Guaranty constitute direct, unconditional and general obligations of the Guarantors and rank in right of payment either pari passu with or senior to all other unsecured Indebtedness of the Guarantors.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that no Obligor is required to register the Notes.
Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any

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participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Part VI(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

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As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
SECTION 7.    INFORMATION AS TO COMPANY.
Section 7.1.    Financial and Business Information. Each of the Obligors, as applicable, shall deliver to each holder of Notes that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i)    a consolidated unaudited balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income and retained earnings and a statement of cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a). The documents required pursuant to this Section 7.1(a) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which the Company posts such documents, or provides a link thereto, on EDGAR or a similar service or on its Website at http://www.vectren.com; provided that (x) upon request of any holder, the Company shall deliver paper copies of such documents to the holder (until a written request to cease delivering paper copies is given by the holder) and (y) the Company shall notify (which may be by facsimile or electronic mail) each holder of the posting of any documents;
(b)    Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

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(ii)    consolidated statements of income, and retained earnings and a statement of cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent registered public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances. The delivery within the time period specified above of the Company’s Annual Report on Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b). The documents required pursuant to this Section 7.1(b) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which the Company posts such documents, or provides a link thereto, on EDGAR or a similar service or on its Website at http://www.vectren.com; provided that (x) upon request of any holder, the Company shall deliver paper copies of such documents to the holder (until a written request to cease delivering paper copies is given by the holder) and (y) the Company shall notify (which may be by facsimile or electronic mail) each holder of the posting of any documents;
(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by any Obligor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) and including a list of any new obligors under the Credit Agreement or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder)(except for registration statements relating to employee benefit plans or dividend reinvestment plans) and each prospectus and all amendments thereto filed by any Obligor or any Subsidiary with the SEC. The documents required pursuant to this Section 7.1(c) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which the Company posts such documents, or provides a link thereto, on EDGAR or a similar service or on its Website at http://www.vectren.com; provided that (x) upon request of any holder, the Company shall deliver paper copies of such documents to the holder (until a written request to cease delivering paper copies is given by the holder) and (y) the Company shall notify (which may be by facsimile or electronic mail) each holder of the posting of any documents;
(d)    Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or

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that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;
(e)    ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that an Obligor or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by an Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by an Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA (other than for ordinary funding obligations and premiums due and not delinquent) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of an Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
(g)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any Subsidiary (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Obligors to perform their respective obligations under the Financing Agreements to which they are a party as from time to time may be reasonably requested by any such holder of Notes.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer

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setting forth (which, in the case of electronic delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
(a)    Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.5 through Section 10.7, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Obligors or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.
Section 7.3.    Visitation. Each Obligor shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of the Obligors, to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries with the Obligors’ officers and (with the consent of the Obligors, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Obligors, which consent will not be unreasonably withheld), to visit the other offices and properties of the Obligors and their Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of the Obligors or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and as often as may be requested.

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SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes     pursuant to Section 8.2 (other than prepayments made pursuant to Section 10.7(2)), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. None of the Obligors will, and the Obligors will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by any Obligor or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. If the holders of more than 33% of the principal amount of the Notes then outstanding accept such offer, the

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Obligors shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least three (3) Business Days from its receipt of such notice to accept such offer. The Obligors will promptly cancel all Notes acquired by them or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount.
“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity calculated by using (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to Called Principal on screen “PX-1” on the Bloomberg Financial Market Service (or such other display as may replace Page PX1) on Bloomberg for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date, with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining

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Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Change in Control.
(a)    Notice of Change in Control or Control Event. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.
(b)    Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.
(c)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified

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in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).
(d)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, but without the payment of the Make-Whole Amount, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.
(f)    Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).
(g)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.
(h)    “Change in Control” Defined. “Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Parent, (ii) the occurrence during any period of twelve (12) consecutive months, commencing before or after the date of this Agreement, pursuant to which individuals who on the first day of such period were directors of the Parent (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Parent

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or (iii) the Parent shall cease to own, free and clear of any Lien, 100% of the issued and outstanding capital stock of the Company.
(i)    “Control Event” Defined. “Control Event” means:
(i)    the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or
(ii)    the making of any written offer by any Person, or two or more Persons acting in concert, to the holders of the common stock of the Parent, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

SECTION 9.	AFFIRMATIVE COVENANTS.
Each of the Obligors covenants (only to the extent applicable to itself and, if specified, its Subsidiaries) that from and after the Closing and for so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Law. Without limiting Section 10.4, the Obligors will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance    . The Obligors will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties. The Obligors will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Obligors or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Obligors have concluded that such discontinuance could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 9.4.    Payment of Taxes and Claims. The Obligors will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Obligors or any Subsidiary, provided that no Obligors nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Obligors or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Obligors or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Obligors or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Obligors will at all times preserve and keep in full force and effect their corporate or limited liability company existence. Subject to Sections 10.2 and 10.7, the Obligors will at all times preserve and keep in full force and effect the corporate existence of each of their Subsidiaries (unless merged into the Obligors or a Wholly‑Owned Subsidiary) and all rights and franchises of the Obligors and their Subsidiaries unless, in the good faith judgment of the Obligors, the termination of or failure to preserve and keep in full force and effect such corporate or limited liability company existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records. The Obligors will, and will cause each of their Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Obligors or such Subsidiary, as the case may be.
Section 9.7.    Ranking. The Company will ensure that, at all times, all liabilities of the Company under the Notes will rank in right of payment either pari passu with or senior to the obligations under the Credit Agreement and with all other unsecured Indebtedness of the Company. The Guarantors will ensure that, at all times, all liabilities of the Guarantors under the Subsidiary Guaranty will rank in right of payment either pari passu with or senior to all other unsecured Indebtedness of the Guarantors.
Section 9.8.    Conduct of Business. The Company and each Guarantor will, and will cause each of their respective Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same or reasonably related fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

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Section 9.9.    Guarantors. (a) The Company will cause any Subsidiary that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Credit Agreement, to deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation) the following items:
(i)    a duly executed Joinder to the Subsidiary Guaranty in the form attached as Exhibit 9.9;
(ii)    a certificate signed by an authorized Responsible Officer of such Subsidiary making representations and warranties to the effect of those contained in Section 5 which the Guarantors provided at Closing with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and
(iii)    an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
(b)    The holders of the Notes agree to discharge and release any Guarantor from the Subsidiary Guaranty upon the written request of the Company, provided that (i) such Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Guarantor under the Subsidiary Guaranty) as a borrower, co-borrower and guarantor under and in respect of the Credit Agreement and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration (including but not limited to the granting of a security interest in collateral) is given to any holder of Indebtedness of the Company for the purpose of such release, holders of the Notes shall receive equivalent consideration.

SECTION 10.	NEGATIVE COVENANTS.
Each of the Obligors covenants (only to the extent applicable to itself and, if specified, its Subsidiaries) that from and after the Closing and for so long as any of the Notes are outstanding:
Section 10.1.    Transactions with Affiliates. The Obligors will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of an Obligor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to an Obligor or such Subsidiary than would be obtainable in a comparable arm’s-length

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transaction with a Person not an Affiliate; provided that nothing in this Section 10.1 shall limit (i) the Company, in the ordinary course of its business, advancing funds to other Subsidiaries of the Parent or (ii) the payment of dividends, in the ordinary course, by the Company to the Parent.
Section 10.2.    Merger, Consolidation, Etc. No Obligor will consolidate with or merge with any other Person unless:
(a)    the successor formed by such consolidation or the survivor of such merger as the case may be (the “Successor Corporation”), shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Obligor is not the Successor Corporation, (i) such Successor Corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Subsidiary Guaranty in the case of a Guarantor and this Agreement and the Notes in the case of the Company, in an agreement or instrument that is satisfactory in form and substance to the Required Holders, (ii) such Successor Corporation shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) such Successor Corporation shall obtain a current Moody’s Rating and current S&P Rating of the Successor Corporation in effect immediately after giving effect to such merger or consolidation which ratings shall not be less than “Baa3” (in the case of the Moody’s Rating) and “BBB-” (in the case of the S&P Rating); provided that if Moody’s or S&P is no longer in existence, the Successor Corporation shall receive a comparable rating from another national rating agency which is reasonably satisfactory to the Required Holders; and
(b)    immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
The provisions of this Section 10.2 shall not limit the rights of the holders of Notes under Section 8.7.
Section 10.3.    Intentionally Omitted.
Section 10.4.    Terrorism Sanctions Regulations. The Obligors will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

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Section 10.5.    Liens. No Obligor will, nor will it permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any Property of any Obligor or any of their Subsidiaries except:
(a)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
(b)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due, and such other carriers’, warehousemen’s, mechanics’ or other similar liens that are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;
(c)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure bid, performance, surety or similar bonds utilized in the ordinary course of business;
(d)    utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries;
(e)    Liens existing as of the Execution Date and reflected in Schedule 10.5, and any extensions, renewals or replacements of any such Lien, provided that (i) no additional property shall be encumbered by such Liens, except pursuant to the existing after acquired property provisions of the Mortgage Indenture, (ii) no amendments shall be made to the Mortgage Indenture which would expand the description of the collateral subject to the lien thereof, (iii) the unpaid principal amount of the Indebtedness or other obligations secured thereby shall not be increased at such time or after the date of any extension, renewal or replacement, and (iv) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
(f)    Liens securing Indebtedness of a Person on the date the Person becomes a Subsidiary of the Company or Liens on assets securing Indebtedness assumed by the Company or any Subsidiary when such assets are acquired by the Company or a Subsidiary, including extensions, renewals or replacements of any such Liens (without any increase in the amount thereof but including the full amount of any existing commitments to provide credit that were undrawn at such time of such extension, renewal or replacement), provided, however, that (i) such Liens were not created in contemplation of such Person becoming a Subsidiary or the acquisition of such assets and (ii) such Liens may not extend to any other Property owned by the Company or any of its Subsidiaries,

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(g)    Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of Property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company and its Subsidiaries, including Liens existing on such Property at the time of acquisition or construction thereof or Liens incurred within 360 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the Property acquired, purchased, constructed or improved; (ii) at the time of acquisition, construction or improvement of such Property (or, in the case of any Lien incurred within three hundred sixty (360) days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Indebtedness secured by such Lien), the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such Property, whether or not assumed by the Company or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such Property (as determined in good faith by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors of the Company); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist; or
(h)    in addition to the Liens permitted by clauses (a) through (g), Liens securing Priority Debt, provided that the aggregate principal amount of Priority Debt shall at all times be permitted by Section 10.6(b);
provided further that no such Liens may secure Indebtedness under the Credit Agreement unless the Indebtedness is secured on an equal and ratable basis with the Notes pursuant to a written agreement that is in scope, form and substance satisfactory to the Required Holders.
Section 10.6.    Financial Covenants.
(a) Leverage Ratio. The Company will not permit, determined as of the end of each of its fiscal quarters, the ratio of Consolidated Indebtedness to Total Capitalization to exceed the Maximum Ratio.
(b) Priority Debt. The Company will not permit the aggregate principal amount of Priority Debt outstanding at any time to exceed 15% of Consolidated Net Worth.
Section 10.7    Sale of Assets. The Company will not, nor will it permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arms length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and an amount equal to the Net Proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall, in any combination, be used:

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(1)    within 24 months of such sale, lease or other disposition of assets constituting a substantial part of the assets of the Company and its Subsidiaries to acquire productive assets (including equity interests in a Person that immediately becomes a Subsidiary upon the acquisition of such equity interests) used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; provided, that the Company and/or its Subsidiary shall have been contractually obligated to use such Net Proceeds to acquire such productive assets within 18 months of such sale, lease or other disposition of assets constituting a substantial part of the assets of the Company and its Subsidiaries to acquire productive assets; and/or
(2)    within 18 months of such sale, lease or other disposition of assets constituting a substantial part of the assets of the Company and its Subsidiaries to prepay or retire Senior Indebtedness of the Company and/or its Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at 100% of the principal amount thereof, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount. Any offer of prepayment of the Notes pursuant to this Section 10.7 shall be given to each Holder of the Notes by written notice that shall be delivered not less than twenty (20) days and not more than sixty (60) days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such Holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such Holder’s Notes. Each Holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 10.7(2) shall be deemed to constitute a rejection of such offer by such holder. Prepayment of Notes pursuant to this Section 10.7 shall be made in accordance with Section 8.2 (but without payment of the Make-Whole Amount). For the purposes of this Section, the Company shall be deemed to have satisfied its obligations to prepay Senior Indebtedness to the extent that the Company has offered to prepay the Notes or any other Senior Indebtedness with similar prepayment requirements and any holders have declined such offer of prepayment.
As used in this Section 10.7, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 25% of the book value of consolidated total assets of the Company and its Subsidiaries, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from the Company to any Subsidiary Guarantor or from any Subsidiary Guarantor to the Company or another Subsidiary

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Guarantor, and (iii) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    any Obligor defaults in the payment of any principal or Make-Whole Amount, if any, on any Note or under the Subsidiary Guaranty when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    any Obligor defaults in the payment of any interest on any Note or under the Subsidiary Guaranty for more than five Business Days after the same becomes due and payable; or
(c)    any Obligor defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2, 10.5, 10.6 or 10.7 or by any Guarantor in the performance of the Subsidiary Guaranty; or
(d)    any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in this Agreement or in the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    failure of any Obligor or any of its Subsidiaries to pay when due (whether at stated maturity, on the date fixed for prepayment, by acceleration or otherwise) any Indebtedness (other than Non‑Recourse Indebtedness) aggregating in excess of $75,000,000 (“Material Indebtedness”); or the default by any Obligor or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness (other than Non‑Recourse Indebtedness) was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness (other than Non‑Recourse Indebtedness) to cause, such Material Indebtedness to become due prior to its stated maturity (other than pursuant to customary “due-on-sale” or similar clauses, or as a

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result of the occurrence of a change in control which would also grant the holders of Notes the right to require prepayment under Section 8.7 hereof); or any Material Indebtedness (other than Non‑Recourse Indebtedness) of any Obligor or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or pursuant to customary “due‑on-sale” or similar clauses, or as a result of the occurrence of a change in control which would also grant the holders of Notes the right to require prepayment under Section 8.7 hereof), prior to the stated maturity thereof; or any Obligor or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due; or
(g)    any Obligor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any of its Subsidiaries, or any such petition shall be filed against any Obligor or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    a final judgment or judgments for the payment of money aggregating in excess of $75,000,000 are rendered against one or more of any Obligor or its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall not be in an amount which could reasonably be expected to have a Material

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Adverse Effect, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or
(k)    the obligations of any Guarantor under the Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any such obligations or any Guarantor shall deny it has any further liability under the Subsidiary Guaranty or give notice to that effect.
As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to an Obligor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated

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as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in any Financing Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) no Obligor nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant to any Financing Agreement. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Financing Agreement upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes

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hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000 or in any amount in excess thereof which is not an integral multiple of $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000 and in an amount which is not an integral of $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 in excess of the outstanding principal amount of such Note or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

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Section 13.4.    Legend. Each Note issued on the date of the Closing and each Note issued pursuant to this Section 13 shall bear a legend substantially as follows (until such time as the Company shall reasonably agree that such legend is no longer necessary or advisable):
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.”

SECTION 14.	PAYMENTS ON NOTES.
Section 14.1.    Place of Payment    . Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers

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and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Agreements and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Survival. The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Agreement, and the termination of any Financing Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of the Financing Agreements, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any Financing Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement, the Subsidiary Guaranty and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate

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or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 21.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of the Financing Agreements. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of the Financing Agreements unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by the holder of any Note that has transferred or has agreed to transfer such Note to any Obligor, any Subsidiary or any Affiliate of any Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights under any of the Financing Agreements shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented and includes the Subsidiary Guaranty.
Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under the Financing Agreements, or have

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directed the taking of any action provided in the Financing Agreements to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	SUBSIDIARY GUARANTY.
Section 18.1.    Guaranty    . For valuable consideration, the receipt of which is hereby acknowledged, and to induce the holder of Notes to purchase and hold the Notes of the Company under this Agreement, each Guarantor hereby absolutely and unconditionally, and jointly and severally, guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all obligations of the Company to each holder of a Note, under or with respect to the Financing Agreements, whether for principal, interest, Make-Whole Amount (if any), fees, expenses or otherwise, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (collectively, the “Guaranteed Obligations”). Any term or provision of this Section 18 to the contrary notwithstanding, the aggregate maximum amount of the Guaranteed Obligations for which each Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Financing Agreement as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.
Section 18.2.    Waivers. Each Guarantor waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice or demand made on the Company or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the holders of Notes to sue the Company, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof, provided that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the holders of Notes are in possession of this guaranty. The holders of Notes shall have no obligation to disclose or discuss with any Guarantor their assessments of the financial condition of the Company.
Section 18.3.    Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of each Guarantor and not merely one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with

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respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the holders of Notes might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of the Company or the insolvency, bankruptcy or any other change in the legal status of the Company; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of any Guarantor or the Company to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Company or any other Person in connection herewith or an unrelated transaction; (k) without limiting the foregoing, all defenses based on suretyship or impairment of collateral; or (l) any other circumstance, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor, including all defenses based on suretyship or impairment of collateral; all whether or not any Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (l) of this Section. It is agreed that each Guarantor’s liability under this Section 18 is independent of any other guaranties or other obligations not arising under this Section 18 at any time in effect with respect to the Guaranteed Obligations or any part thereof and that each Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non‑enforcement of any such other guaranties or other obligations not arising under this Section 18 or any provision of any applicable law or regulation purporting to prohibit payment by the Company of the Guaranteed Obligations in the manner agreed upon by the Company and the holders of Notes.
Section 18.4.    Acceleration. Each Guarantor agrees that, as between such Guarantor on the one hand, and the holders of Notes, on the other hand, the obligations of the Company guaranteed under this Section 18 may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 12.1 hereof for purposes of this Section 18, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting the Company or otherwise) preventing such declaration as against the Company and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by such Guarantor for purposes of this Section 18.
Section 18.5.    Marshaling; Reinstatement. None of the holders of Notes nor any Person acting for or on behalf of the holders of Notes shall have any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations. If any Guarantor, the Company or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any holder of Notes or any holder of Notes receives any proceeds of collateral, which payment or payments or any part

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thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company, any Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantors, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.
Section 18.6.    Delay of Subrogation. Notwithstanding any payment made by or for the account of any Guarantor pursuant to this Section 18, no Guarantor shall be subrogated to any right of any holder of Notes, or have any right to obtain reimbursement from the Company, until such time as each holder of Notes shall have received final payment in cash of the full amount of the Guaranteed Obligations.
Section 18.7.    Release of Guarantor. Notwithstanding any other provision hereof to the contrary, a Guarantor shall be automatically released from the Subsidiary Guaranty upon the sale or exchange of all or substantially all of the stock or the assets of such Guarantor permitted pursuant to Section 10.7 hereof.

SECTION 19.	NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)    if to any Obligor, to the Company at its address set forth at the beginning hereof to the attention of the Vice President and Treasurer, or at such other address as the Obligors shall have specified to the holder of each Note in writing.
Notices under this Section 19 will be deemed given only when actually received.

SECTION 20.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic,

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photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit an Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Financing Agreements. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the

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delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 21.

SECTION 22.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23.	MISCELLANEOUS.
Section 23.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 23.2.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 23.3.    Accounting Terms    . All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial

Vectren Utility Holdings, Inc.    Note Purchase Agreement

liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 23.4.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 23.5.    Construction, Etc    . Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 23.6.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 23.7.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Indiana excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 23.8.     Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

Vectren Utility Holdings, Inc.    Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

VECTREN UTILITY HOLDINGS, INC.

By     /s/ Robert L. Goocher
Name: Robert L. Goocher
Title: Vice President and Treasurer

INDIANA GAS COMPANY, INC., as a Guarantor

By     /s/ Robert L. Goocher
Name: Robert L. Goocher
Title: Vice President and Treasurer

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as a Guarantor

By     /s/ Robert L. Goocher
Name: Robert L. Goocher
Title: Vice President and Treasurer

VECTREN ENERGY DELIVERY OF OHIO, INC., as a Guarantor

By     /s/ Robert L. Goocher
Name: Robert L. Goocher
Title: Vice President and Treasurer

Vectren Utility Holdings, Inc.    Note Purchase Agreement

Accepted as of the date first written above.

ING LIFE INSURANCE AND ANNUITY COMPANY
ING USA ANNUITY AND LIFE INSURANCE COMPANY
RELISTAR LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY

By: ING Investment Management LLC, as Agent

By     /s/ Paul Aronson

Name:	Paul Aronson

Title:	Senior Vice President

Vectren Utility Holdings, Inc.    Note Purchase Agreement

Accepted as of the date first written above.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

NORTHWESTERN LONG TERM CARE INSURANCE COMPANY

By     /s/ David A. Barras

Name:	David A. Barras

Title:	Its Authorized Representative

Vectren Utility Holdings, Inc.    Note Purchase Agreement

Accepted as of the date first written above.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By /s/ Brian N. Thomas
Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By /s/ Brian N. Thomas
Assistant Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY

By: Prudential Investment Management, Inc.,
as investment manager

By /s/ Brian N. Thomas
Vice President

FARMERS INSURANCE EXCHANGE

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By /s/ Brian N. Thomas
Vice President

Vectren Utility Holdings, Inc.    Note Purchase Agreement

Accepted as of the date first written above.

MID CENTURY INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By /s/ Brian N. Thomas
Vice President

THE PENN MUTUAL LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By /s/ Brian N. Thomas
Vice President

Vectren Utility Holdings, Inc.    Note Purchase Agreement

Accepted as of the date first written above.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By     /s/ Joseph R. Cantey Jr.

Name:	Joseph R. Cantey Jr.

Title:	Director

Vectren Utility Holdings, Inc.    Note Purchase Agreement

Accepted as of the date first written above.

STATE FARM LIFE INSURANCE COMPANY

By     /s/ Julie Hoyer

Name:	Julie Hoyer

Title:	Senior Investment Officer

By     /s/ Jeffrey T. Attwood

Name:	Jeffrey T. Attwood

Title:	Investment Officer

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By     /s/ Julie Hoyer

Name:	Julie Hoyer

Title:	Senior Investment Officer

By     /s/ Jeffrey T. Attwood

Name:	Jeffrey T. Attwood

Title:	Investment Officer

Vectren Utility Holdings, Inc.    Note Purchase Agreement

Accepted as of the date first written above.

MTL INSURANCE COMPANY
AMERICAN REPUBLIC INSURANCE COMPANY
DEARBORN NATIONAL LIFE INSURANCE COMPANY
BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.
UNITEDHEALTHCARE INSURANCE COMPANY
CATHOLIC UNITED FINANCIAL

By: Advantus Capital Management, Inc.

By /s/ Theodore R. Hoxmeier
Its    Vice President

Vectren Utility Holdings, Inc.    Note Purchase Agreement

Accepted as of the date first written above.

COUNTRY LIFE INSURANCE COMPANY

By /s/ John Jacobs

Name:	John Jacobs

Title:	Director – Fixed Income

COUNTRY MUTUAL INSURANCE COMPANY

By /s/ John Jacobs

Name:	John Jacobs

Title:	Director – Fixed Income

INFORMATION RELATING TO PURCHASERS

[Omitted]

SCHEDULE A
(to Note Purchase Agreement)

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of any Obligor or any Subsidiary or any Person of which any Obligor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti-Corruption Laws” is defined in Section 5.16(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Evansville, Indiana are required or authorized to be closed.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Change in Control” is defined in Section 8.7(h).
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means Vectren Utility Holdings, Inc., an Indiana corporation or any successor that becomes such in the manner prescribed in Section 10.2.

SCHEDULE B
(to Note Purchase Agreement)

“Confidential Information” is defined in Section 21.
“Consolidated Indebtedness” means at any time the Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP.
“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person (other than accounts payable of such Person’s Subsidiary arising in the ordinary course of such Subsidiary’s business payable on terms customary in the trade), or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take‑or‑pay contract.
“Control Event” is defined in Section 8.7(i).
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Credit Agreement” means the Credit Agreement among the Company, the Guarantors, the lenders signatory hereto and Bank of America, N.A. as administrative agent among others dated as of September 30, 2010, as amended, by the First Amendment to the Credit Agreement dated November 10, 2011, as such agreement may be hereafter amended, modified, restated, supplemented, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facilities.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means that rate of interest per annum that is the greater of (i) 2% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York (and its successors) as its “base” or “prime” rate.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Execution Date” is defined in Section 3.
“Fair Market Value” means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
“Financing Agreement” mean this Agreement, the Notes and the Subsidiary Guaranty, in each case, as amended or modified from time to time.
“Form 10-K” is defined in Section 7.1(b).
“Form 10-Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any State or other political subdivision thereof, or
(ii)    any other jurisdiction in which any Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any Obligor or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, office of any public international organization or anyone else acting in an official capacity.

“Guarantors” means each Person who is a signatory to the Subsidiary Guaranty and any other Person who, pursuant to Section 9.9, executes a joinder agreement and becomes a party to the Subsidiary Guaranty.
“Guaranteed Obligations” is defined in Section 18.1.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) reimbursement and other obligations in connection with letters of credit, (ix) Net Mark‑to‑Market Exposure of Rate Hedging Agreements and other Financial Contracts, (x) Synthetic Lease Obligations and (xi) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.
“Indiana Gas” is defined in Section 1.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 3% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of an Obligor to perform its respective obligations under the Financing Agreements, or (c) the validity or enforceability of any Financing Agreement.
“Material Indebtedness” is defined in Section 11(f).
“Maximum Ratio” means 65%, provided that if (i) the maximum ratio of the Consolidated Indebtedness to the sum of Consolidated Indebtedness plus Consolidated Net Worth permitted to exist under the Credit Agreement (currently §7.15 of the Credit Agreement) shall be changed or (ii) if the related definitions used in this provision in the Credit Agreement are modified to be more restrictive than the definitions in the Credit Agreement as of the date of Closing, then the Maximum Ratio and/or definitions shall be so changed to the same percentage and same definitions automatically without any consent required by the holders of Notes, provided further that the Maximum Ratio shall not be lower than 65% or higher than 70%.
“Memorandum” is defined in Section 5.3.
“Moody’s” means Moody’s Investors Service, Inc. and any successor
“Moody’s Rating” means, at any time, the credit rating issued by Moody’s and then in effect with respect to the Company’s senior unsecured long‑term debt securities without third‑party credit enhancement.
“Mortgage Indenture” means the Mortgage and Deed of Trust, dated as of April 1, 1932, between SIGECO and Bankers Trust Company (as supplemented from time to time before or after the date hereof by various supplemental indentures thereto).
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“NAIC Annual Statement” is defined in Section 6.2(a).
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements or other financial contracts. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement or other financial contract as of the date of determination (assuming the Rate Hedging Agreement or other financial contract were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement or other financial contract as of the date of determination (assuming such Rate Hedging Agreement or other financial contract were to be terminated as of that date).
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of the Subsidiaries, as the case may be, in respect of any sale, lease or disposition of assets, net of the direct costs relating to such sale, lease or disposition (including, without limitation, out of pocket legal, accounting and investment banking fees, and sales commissions) and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions).
“Notes” is defined in Section 1.
“Non-Recourse Indebtedness” means, except as expressly provided to the contrary herein, (i) Indebtedness of any Person that in accordance with GAAP would not be included as a liability on a balance sheet of such Person and (ii) Indebtedness of any Subsidiary of a Person which in accordance with GAAP would not be included as a liability on the consolidated balance sheet of such Person.
“Obligors” is defined in Section 1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Offering Materials” is defined in Section 5.3.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the applicable Obligor whose responsibilities extend to the subject matter of such certificate.
“Parent” means Vectren Corporation, an Indiana corporation.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Priority Debt” means without duplication:
(i)    all Indebtedness of the Company and its Subsidiaries secured by Liens other than Liens permitted by Section 10.5(a) through (g); plus
(ii)    all other Indebtedness of Subsidiaries other than:
(a)    unsecured Indebtedness owing to the Company or any other Subsidiary;
(b)    Indebtedness of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, including any extension, renewals or refundings of such Indebtedness (without any increase in the amount thereof but including the full amount of any existing commitments to provide credit that were undrawn at such time of extension, renewal or refunding) provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist; and
(c)    unsecured Indebtedness of any Subsidiary Guarantor.
“Property” or “property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“PUHCA” means the Public Utility Holding Company Act of 2005, as amended.
“Purchaser” is defined in the first paragraph of this Agreement.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the Net Proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.7(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries being prepaid pursuant to Section 10.7(2).
“Rate Hedging Agreement” means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“S&P” means Standard and Poor’s Rating Services, a division of The McGraw‑Hill Companies, Inc., and any successor.
“S&P Rating” means, at any time, the credit rating issued by S&P and then in effect with respect to the Company’s senior unsecured long‑term debt securities without third‑party credit enhancement.
“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company.
“Senior Indebtedness” means, as of the date of any determination thereof, all Consolidated Indebtedness, other than Subordinated Indebtedness.
“SIGECO” is defined in Section 1.
“Subordinated Indebtedness” means all unsecured Indebtedness of the Company or its Subsidiaries that shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of the Company and its Subsidiaries (including, without limitation, subordination to the obligations of the Company and any Obligor under this Agreement, the Subsidiary Guaranty and the Notes, as applicable).
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guaranty” is defined in Section 1.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so‑called synthetic or off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment). The amount of Synthetic Lease Obligations of any Person under any such lease or agreement shall be the amount which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP if such lease or agreement were accounted for as a Capitalized Lease.
“Total Capitalization” means the sum of Consolidated Indebtedness and Consolidated Net Worth.
“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).
“VEDO” is defined in Section 1.
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

DISCLOSURE MATERIALS
Vectren Utility Holdings, Inc. Private Placement Memorandum, dated July, 2013 (including the SEC reports incorporated by reference therein).
Quarterly Report of Vectren Utility Holdings, Inc. on Form 10-Q for the quarter ended June 30, 2013 (the “2013 10-Q”).

SCHEDULE 5.3
(to Note Purchase Agreement)

SUBSIDIARIES OF THE OBLIGORS AND OWNERSHIP OF SUBSIDIARY STOCK

Organization and Ownership of Shares of Subsidiaries; Affiliates

Name of Entity	State of Incorporation/Jurisdiction

Wholly Owned Subsidiaries of the Company:
Indiana Gas Company, Inc.	Indiana
Southern Indiana Gas and Electric Company	Indiana
Vectren Energy Delivery of Ohio, Inc.	Ohio

WHOLLY OWNED SUBSIDIARY OF INDIANA GAS COMPANY, INC.:
FINCO-I, Inc.	Indiana

WHOLLY OWNED SUBSIDIARY OF VECTREN ENERGY DELIVERY OF OHIO, INC.:
FINCO-V, Inc.	Ohio

AFFILIATES OF THE OBLIGORS (OTHER THAN SUBSIDIARIES OF THE OBLIGORS):
Cypress Creek Mine, LLC	Indiana
Energy Realty, Inc.	Indiana
Energy Systems Group, LLC	Indiana
ESG Biofuels (Blackfoot), LLC	Indiana
ESG Biofuels (JC), LLC	Indiana
ESG Clean Fuels, LLC	Indiana
ESG Pipeline (JC), LLC	Indiana
Joint Ventures Affiliated II, Inc.	Indiana
MCN 747 22nd Street, LLC	Delaware
MCN Equities, Inc.	Delaware
Miller Municipal Services, LLC	Indiana
Miller Pipeline, LLC	Indiana
Minnesota Limited, LLC	Minnesota
Mountain Home Energy Center, LLC	Indiana
Nordic Pipeline Services, LLC	Minnesota
Oaktown Fuels Mine No.1, LLC	Indiana
Oaktown Fuels Mine No.2, LLC	Indiana
Ohio Valley Hub, LLC	Indiana
Prosperity Mine, LLC	Indiana
Share the Warmth, Inc.	Indiana
SIP-GT I, Inc.	Indiana
Southern Indiana Joint Ventures, Inc.	Indiana
Southern Indiana Properties, Inc.	Indiana
Southwest Lease Capital, Inc.	Indiana
Vectren Capital Corp.	Indiana
Vectren Communications Services, Inc.	Indiana

SCHEDULE 5.4
(to Note Purchase Agreement)

Vectren Communications, Inc.	Indiana
Vectren Corporation	Indiana
Vectren Employees Federal Political Action Committee	Indiana
Vectren Energy Delivery of Indiana, Inc.	Indiana
Vectren Energy Marketing and Services, Inc.	Indiana
Vectren Energy Retail, Inc.	Indiana
Vectren Energy Services Corporation	Indiana
Vectren Energy Services Holding, Inc.	Indiana
Vectren Enterprises, Inc.	Indiana
Vectren Foundation, Inc.	Indiana
Vectren Financial Group, Inc.	Indiana
Vectren Fuels, Inc.	Indiana
Vectren Infrastructure Services Corporation	Indiana
Vectren Products and Services, LLC	Indiana
Vectren Power Supply, Inc.	Indiana
Vectren Utility Services, Inc.	Indiana
Vectren Ventures, Inc.	Indiana
White River Storage, LLC	Indiana
WTE – Dairyland, LLC	Indiana
WTE – Wakker, LLC	Indiana
WTE – Deer Run, LLC	Indiana

5.4-2

LESS THAN WHOLLY OWNED ENTITIES IN WHICH VECTREN HAS AN INTEREST WHICH ARE ALSO AFFILIATES OF THE OBLIGORS:

NAME OF ENTITY	STATE OF INCORPORATION/JURISDICTION	Percentages of Capital Stock/Share of Profit/Loss Owned by Vectren Corporation and its Subsidiaries
C.H. Barnett, LLC	Indiana	45%
Crawfordsville Community Housing, LP	Indiana	49.5%
Deerfield Commons I, LP	Indiana	99%
Haddington Energy Partners II, LP	Delaware	29.7%
Haddington Energy Partners, LP	Delaware	42.1%
Heartland Gas Pipeline, LLC	Indiana	30.5%
House Investments Martz TCF I, LP	Indiana	99%
House Investments Martz TCF II, LP	Indiana	82%
Housing Investments Bradford Run, LP	Indiana	83.33%
Lebanon Housing Partnership, LP	Indiana	37.1%
Lee 8 Storage Partnership	Michigan	31.11%
Liberty Gas Storage, LLC	Delaware	15.25%
Northern Storage, LLC	Indiana	61%
Pedcor Investments 1996-XXV, LP	Indiana	49.5%
Proliance Capital, LLC	Indiana	61%
ProLiance Energy, LLC	Indiana	61%
Proliance Holdings, LLC	Indiana	61%
Proliance Transportation and Storage, LLC	Indiana	61%
Proliance Transportation and Storage-Heartland, LLC	Indiana	61%
Proliance Transportation and Storage-Liberty, LLC	Indiana	61%
Reliant Services, LLC	Indiana	50%
Relius Energy, LLC	Indiana	60.39%
SFI Coal Sales, LLC	Indiana	99%
Sigcorp Energy Services, LLC	Indiana	61%
Sigcorp Gas Marketing, LLC	Indiana	61%
Sigcorp Energy Management, LLC	Indiana	61%

5.4-3

DIRECTORS AND EXECUTIVE OFFICERS OF VECTREN UTILITY HOLDINGS, INC.:

Directors	Executive Officers

Carl L. Chapman	Carl L. Chapman	Chief Executive Officer
Jerome A. Benkert, Jr.	William S. Doty	President
Ronald E. Christian William S. Doty	Jerome A. Benkert, Jr.	Executive Vice President and Chief Financial Officer
	Ronald E. Christian	Executive Vice President, Chief Legal and External Affairs Officer, and Secretary
	Eric J. Schach	Senior Vice President – Marketing and Energy Delivery
	M. Susan Hardwick	Senior Vice President – Finance and Assistant Treasurer
	Robert E. Heidorn	Senior Vice President, General Counsel and Assistant Secretary
	Daniel C. Bugher	Vice President – Performance Management
	Jon Luttrell	Vice President – Energy Delivery
	Robert L. Goocher	Vice President and Treasurer
	Wayne D. Games	Vice President – Power Supply
	L. Douglas Petitt	Chief Information Officer and Vice President – Information Technology and Customer Service
	Ellis S. Redd	Vice President – Human Resources
	Scott E. Albertson	Vice President – Regulatory Affairs
	Michael F. Roeder	Vice President – Government Affairs
	Jeffrey W. Whiteside	Vice President – Community Sustainability

5.4-4

DIRECTORS AND EXECUTIVE OFFICERS OF INDIANA GAS COMPANY, INC.:

Directors	Executive Officers

Carl L. Chapman	Carl L. Chapman	Chief Executive Officer
Jerome A. Benkert, Jr.	Michael F. Roeder	President
Ronald E. Christian	Ronald E. Christian	Executive Vice President, Chief Legal and External Affairs Officer and Secretary
M. Susan Hardwick William S. Doty	Jerome A. Benkert, Jr.	Executive Vice President and Chief Financial Officer
	William S. Doty	Executive Vice President
	M. Susan Hardwick	Senior Vice President – Finance and Assistant Treasurer
	Robert E. Heidorn	Senior Vice President – General Counsel and Assistant Secretary
	Eric J. Schach	Senior Vice President – Marketing and Energy Delivery
	Daniel C. Bugher	Vice President – Performance Management
	Jon K. Luttrell	Vice President – Energy Delivery
	Robert L. Goocher	Vice President and Treasurer
	L. Douglas Petitt	Chief Information Officer and Vice President – Information Technology and Customer Service
	Ellis S. Redd	Vice President – Human Resources
	Scott E. Albertson	Vice President – Regulatory Affairs
	Jeffrey W. Whiteside	Vice President – Community Sustainability

5.4-5

DIRECTORS AND EXECUTIVE OFFICERS OF SOUTHERN INDIANA GAS AND ELECTRIC CO.:

Directors	Executive Officers

Carl L. Chapman	Carl L. Chapman	Chief Executive Officer
William S. Doty Jerome A. Benkert, Jr. Ronald E. Christian	J. Bradley Ellsworth Ronald E. Christian Jerome A. Benkert, Jr.	President Executive Vice President, Chief Legal and External Affairs Officer and Secretary Executive Vice President and Chief Financial Officer
Robert L. Goocher M. Susan Hardwick	William S. Doty	Executive Vice President
	M. Susan Hardwick	Senior Vice President – Finance; and Assistant Treasurer
	Robert E. Heidorn	Senior Vice President – General Counsel and Assistant Secretary
	Eric J. Schach	Senior Vice President – Marketing and Energy Delivery
	Daniel C. Bugher	Vice President – Performance Management
	Jon Luttrell	Vice President – Energy Delivery
	Robert L. Goocher	Vice President and Treasurer
	Wayne D. Games	Vice President – Power Supply
	Ellis S. Redd	Vice President – Human Resources
	Scott E. Albertson	Vice President – Regulatory Affairs
	Jeffrey W. Whiteside	Vice President – Community Sustainability

5.4-6

DIRECTORS AND EXECUTIVE OFFICERS OF VECTREN ENERGY DELIVERY OF OHIO, INC.:

Directors	Executive Officers

Carl L. Chapman	Carl L. Chapman	Chief Executive Officer
Jerome A. Benkert, Jr.	Colleen M. Ryan	President
Ronald E. Christian William S. Doty	Ronald E. Christian	Executive Vice President, Chief Legal and External Affairs Officer and Secretary
	Jerome A. Benkert, Jr.	Executive Vice President and Chief Financial Officer
	William S. Doty	Executive Vice President
	M. Susan Hardwick	Senior Vice President – Finance and Assistant Treasurer
	Robert E. Heidorn	Senior Vice President – General Counsel and Assistant Secretary
	Eric J. Schach	Senior Vice President – Marketing and Energy Delivery
	Jon Luttrell	Vice President – Energy Delivery
	Daniel C. Bugher	Vice President – Performance Management
	Robert L. Goocher	Vice President and Treasurer
	L. Douglas Petitt	Chief Information Officer and Vice President – Information Technology and Customer Service
	Ellis S. Redd	Vice President – Human Resources
	Michael F. Roeder	Vice President – Government Affairs and Corporate Communications
	Scott E. Albertson	Vice President – Regulatory Affairs
	Jeffrey W. Whiteside	Vice President – Community Sustainability

5.4-7

Certain Restrictions

1.
The payment of cash dividends on common stock of Southern Indiana Gas and Electric Company (“SIGECO”) to Vectren Utility Holdings, Inc. (“VUHI”) is, in effect, restricted by SIGECO’s First Mortgage Indenture (the “Mortgage”). The Mortgage restricts dividends to accumulated surplus available for distribution to common stock earned subsequent to December 31, 1947.

5.4-8

FINANCIAL STATEMENTS

The audited financial statements included in the 2008-2012 Annual Reports on Form 10-K and the financial statements included in the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2013.

SCHEDULE 5.5
(to Note Purchase Agreement)

EXISTING INDEBTEDNESS

(a)    In addition to the details below, see Attachment 1 to this Schedule 5.15. for a description of outstanding Indebtedness of the Obligors as of June 30, 2013.
(a)(i)    Section 2.1 of the Amended and Restated Reimbursement Agreement Relating to $9,775,000 Warrick County, Indiana Adjustable Rate Pollution Control Revenue Bonds, 1985 Series A, dated as of September 30, 2010, among JPMorgan Chase Bank, N.A., and Vectren Utility Holdings, Inc. and Southern Indiana Gas and Electric Company (collectively, the “Applicant”), as amended by the First Amendment to Amended and Restated Reimbursement Agreement, dated as of August 30, 2011 (the “1985 Series A Agreement”) extends a Letter of Credit until September 30, 2016, in the amount of $9,878,106.16. In Section 2.3 of the 1985 Series A Agreement, the Applicant is required to reimburse draws upon the Letter of Credit under certain conditions.
(a)(ii)    Section 2.1 of the Amended and Restated Reimbursement Agreement Relating to $31,500,000 Indiana Development Finance Authority, Pollution Control Refunding Revenue Bonds, 1998 Series A, dated as of September 30, 2010, among JPMorgan Chase Bank, N.A., and Vectren Utility Holdings, Inc. and Southern Indiana Gas and Electric Company (collectively, the “Applicant”), as amended by the First Amendment to Amended and Restated Reimbursement Agreement, dated as of August 30, 2011 (the “1998 Series A Agreement”) extends a Letter of Credit until September 30, 2016, in the amount of $31,832,260.27. In Section 2.3 of the 1998 Series A Agreement, the Applicant is required to reimburse draws upon the Letter of Credit under certain conditions.
(b)    None
(c)(i)    Section 7.15 of the Credit Agreement, dated September 30, 2010, as amended, by the First Amendment to the Credit Agreement dated September 30, 2010 and the Second Amendment to Credit Agreement dated November 10, 2011, among Vectren Capital, Corp., Vectren Corporation and Various Financial Institutions provides that Vectren Corporation will not permit the ratio of its Consolidated Indebtedness to Consolidated Indebtedness plus Consolidated Net Worth to be greater than .65 to 1.0. Section 7.15 of the Credit Agreement dated as of September 30, 2010, as amended, by the First Amendment to the Credit Agreement dated November 10, 2011 among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. and Various Financial Institutions also provides that the Company will not permit the ratio of its Consolidated Indebtedness to Consolidated Indebtedness plus Consolidated Net Worth to be greater than .65 to 1.0.
(c)(ii)    Section 10.6 of the Note Purchase Agreement, dated as of April 7, 2009, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. and the noteholders party thereto (the “2009 VUHI NPA”), contains a restriction on the incurrence of Indebtedness to the effect that Indebtedness will not be incurred if the ratio of Consolidated

SCHEDULE 5.15
(to Note Purchase Agreement)

Indebtedness to Total Capitalization would exceed 65% provided that if the ratio permitted to exist under the bank credit agreement shall be changed to a higher or lower percent, the ratio under the 2009 VUHI NPA shall be automatically changed to that ratio but not above 70%.
(c)(iii)    Section 10.7 of the Note Purchase Agreement, dated as of March 11, 2009, among Vectren Corporation, Vectren Capital Corp. and the noteholders party thereto (the “2009 Capital NPA”), contains a restriction on the incurrence of Indebtedness to the effect that Indebtedness will not be incurred if the ratio of Total Debt to Total Capitalization would exceed 65% provided that if the ratio permitted to exist until the bank credit agreement shall be changed to a higher or lower percent, the ratio under the 2009 Capital NPA shall be automatically changed to that ratio but not above 70%.
(c)(iv)    Section 10.7 of the Note Purchase Agreement, dated as of October 11, 2005, as amended by the First Amendment thereto dated March 11, 2009 (the “2005 Capital NPA”), among Vectren Corporation, Vectren Capital Corp. and the noteholders party thereto, provides that the ratio of Total Debt to Total Capitalization will not exceed 65% provided that if the ratio permitted to exist until the bank credit agreement shall be changed to a higher or lower percent, the ratio under the 2005 Capital NPA shall be automatically changed to that ratio but not above 70%.
(c)(v)     The Mortgage described in Schedule 5.4 hereto is incorporated by this reference.
(c)(vi)     Section 10.7 of the Note Purchase Agreement, dated as of September 9, 2010, among Vectren Corporation, Vectren Capital Corp. and the noteholders party thereto (the “2010 Capital NPA”), contains a restriction on the incurrence of Indebtedness to the effect that Indebtedness will not be incurred if the ratio of Total Debt to Total Capitalization would exceed 65% provided that if the ratio permitted to exist until the bank credit agreement shall be changed to a higher or lower percent, the ratio under the 2010 Capital NPA shall be automatically changed to that ratio but not above 70%.
(c)(vii)    Section 10.6 of the Note Purchase Agreement, dated as of April 5, 2011, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. and the noteholders party thereto as amended (the “April 2011 VUHI NPA”), contains a restriction on the incurrence of Indebtedness to the effect that Indebtedness will not be incurred if the ratio of Consolidated Indebtedness to Total Capitalization would exceed 65% provided that if the ratio permitted to exist under the bank credit agreement shall be changed to a higher or lower percent, the ratio under the April 2011 VUHI NPA shall be automatically changed to that ratio but not above 70%.
(c)(viii)    Section 10.6 of the Note Purchase Agreement, dated as of November 15, 2011, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. and the noteholders party thereto (the “November 2011 VUHI NPA”), contains a restriction on the incurrence of Indebtedness to the effect that Indebtedness will not be incurred if the ratio of Consolidated Indebtedness to Total Capitalization would exceed 65% provided that if the ratio permitted to exist under the bank credit agreement shall be changed to a higher or lower percent, the ratio under the November 2011 VUHI NPA shall be automatically changed to that ratio but not above 70%.

5.15-2

(c)(ix)    Section 7.15 of the Term Loan Credit Agreement, dated November 1, 2012 among Vectren Capital, Corp., Vectren Corporation and JPMorgan Chase Bank, N.A provides that Vectren Corporation will not permit the ratio of its Consolidated Indebtedness to Consolidated Indebtedness plus Consolidated Net Worth to be greater than .65 to 1.0.
(c)(x)    Section 10.6 of the Note Purchase Agreement, dated as of December 20, 2012, among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. and the noteholders party thereto (the “December 2012 VUHI NPA”), contains a restriction on the incurrence of Indebtedness to the effect that Indebtedness will not be incurred if the ratio of Consolidated Indebtedness to Total Capitalization would exceed 65% provided that if the ratio permitted to exist under the bank credit agreement shall be changed to a higher or lower percent, the ratio under the December 2012 VUHI NPA shall be automatically changed to that ratio but not above 70%.

5.15-3

Attachment 1
Schedule 5.15 - VUHI Private Placement Note Purchase Agreement
Vectren Utility Holdings June 30, 2013

0
	Interest			Due	Outstanding
Company	Rate		Debt Series	Date	Amount	Type
Indiana Gas Company	7.150%		Series E 1	03/15/15	5,000	SU
Indiana Gas Company	6.690%		Series E 4	12/21/15	5,000	SU
Indiana Gas Company	6.690%		Series E 6	12/29/15	10,000	SU
Indiana Gas Company	6.530%		Series E 3	06/27/25	10,000	SU
Indiana Gas Company	6.420%		Series E 7	07/07/27	5,000	SU
Indiana Gas Company	6.680%		Series E 8	07/07/27	1,000	SU
Indiana Gas Company	6.340%		Series F 2	12/10/27	20,000	SU
Indiana Gas Company	6.360%		Series F 5	05/01/28	10,000	SU
Indiana Gas Company	6.550%		Series F 6	06/30/28	20,000	SU
Indiana Gas Company	7.080%		Series G	10/05/29	30,000	SU
Southern Indiana Gas & Elec.	1.340%	a	1985 Series A	07/01/15	9,775	FMB
Southern Indiana Gas & Elec.	8.875%		1986 Series	06/01/16	13,000	FMB
Southern Indiana Gas & Elec.	0.220%	b	2013 Series C	09/01/22	4,640	FMB
Southern Indiana Gas & Elec.	0.220%	b	2013 Series D	09/01/24	22,500	FMB
Southern Indiana Gas & Elec.	1.330%	a	1998 Series A	03/01/25	31,500	FMB
Southern Indiana Gas & Elec.	6.720%		1999 Series	08/01/29	80,000	FMB
Southern Indiana Gas & Elec.	0.220%	b	2013 Series E	09/01/37	22,000	FMB
Southern Indiana Gas & Elec.	4.000%		2013 Series A	03/01/38	22,200	FMB
Southern Indiana Gas & Elec.	5.400%		2009 Series	09/01/40	22,300	FMB
Southern Indiana Gas & Elec.	4.050%		2013 Series B	05/01/43	39,550	FMB
Vectren Utility Holdings Inc.	5.250%		2003 Sr Notes	08/01/13	100,000	SU
Vectren Utility Holdings Inc.	5.450%		2005 Sr Notes	12/01/15	75,000	SU
Vectren Utility Holdings Inc.	5.750%		2003 Sr Notes	08/01/18	100,000	SU
Vectren Utility Holdings Inc.	6.280%		2009 Sr Notes	04/07/20	100,000	SU
Vectren Utility Holdings Inc.	4.670%		2011 Sr Notes	11/30/21	55,000	SU
Vectren Utility Holdings Inc.	5.020%		2011 Sr Notes	11/30/26	60,000	SU
Vectren Utility Holdings Inc.	3.200%		2013 Sr Notes	06/05/28	45,000	SU
Vectren Utility Holdings Inc.	6.100%		2005 Sr Notes	12/01/35	75,000	SU
Vectren Utility Holdings Inc.	5.990%		2011 Sr Notes	11/30/41	35,000	SU
Vectren Utility Holdings Inc.	5.000%		2011 Sr Notes	02/03/42	100,000	SU
Vectren Utility Holdings Inc.	4.250%		2013 Sr Notes	06/05/43	80,000	SU
					1,208,465

a This is a Variable Rate Demand Bond with a weekly reset of the interest rate
b This issue has a daily rate reset and is held by VUHI

Type:
SU = Senior Unsecured
FMB = First Mortgage Bond

The Obligors are parties to a Credit Agreement, dated September 30, 2010, as amended, by the First
Amendment to the Credit Agreement, dated November 10, 2011, with the Lenders signatory thereto with an aggregate commitment of $350,000,000 thereunder.

5.15-1

EXISTING LIENS
1.Liens under the Mortgage and Deed of Trust, dated as of April 1, 1932, between SIGECO and Bankers Trust Company (as supplemented from time to time before or after the date hereof by various supplemental indentures thereto) on the property of SIGECO.
2.Liens on amounts which, from time to time, may be deposited in certain funds under indentures securing SIGECO’s tax exempt bond financings. No amounts are currently held in any such funds.

SCHEDULE 10.5
(to Note Purchase Agreement)

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.
VECTREN UTILITY HOLDINGS, INC.
3.72% SENIOR GUARANTEED NOTES, DUE DECEMBER 5, 2023
No. [_____]    [Date]
$[_______]    PPN 92239M C@8

FOR VALUE RECEIVED, the undersigned, VECTREN UTILITY HOLDINGS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Indiana, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 5, 2023, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.72% per annum from the date hereof, payable semiannually, on the 5th day of June and December in each year, commencing with the June 5th or December 5th next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.72% or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Guaranteed Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 22, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the, Company, Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, and Vectren Energy Delivery of Ohio, Inc., and the respective Purchasers named therein and is entitled to the benefits thereof. The payment and performance hereof is unconditionally guaranteed by the Guarantors (as defined in the Note Purchase Agreement) pursuant to the Subsidiary Guaranty (as defined in the Note Purchase Agreement). Each holder of this Note will be deemed, by its acceptance hereof,

EXHIBIT 1
(to Note Purchase Agreement)

to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
The Company and the Guarantors waive all relief from valuation and appraisement laws.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of Indiana excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

VECTREN UTILITY HOLDINGS, INC.

By ______________________________________
Name:
Title:

INDIANA GAS COMPANY, INC., as a Guarantor

By ______________________________________
Name:
Its:

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as a Guarantor

By ______________________________________
Name:
Its:

VECTREN ENERGY DELIVERY OF OHIO, INC., as a Guarantor

By ______________________________________
Name:
Its:

E-1-3

FORM OF OPINION OF SPECIAL INDIANA COUNSEL
TO THE COMPANY

December ___, 2013

To each of the Purchasers
listed on Schedule A to the
Purchase Agreement (as defined below)

Re:
Note Purchase Agreement, dated as of August 22, 2013, by and among Vectren Utility Holdings, Inc., Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, Vectren Energy Delivery of Ohio, Inc. and the Purchasers signatory thereto (the “Purchase Agreement”)

Ladies and Gentlemen:
We have acted as counsel to VECTREN UTILITY HOLDINGS, INC., an Indiana corporation (the “Borrower”), INDIANA GAS COMPANY, INC., an Indiana corporation (“Indiana Gas”), SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, an Indiana corporation (“SIGECO”), and VECTREN ENERGY DELIVERY OF OHIO, INC., an Ohio corporation (“VEDO,” and collectively with Indiana Gas and SIGECO, the “Guarantors”), in connection with the proposed issuance and sale by the Borrower of $150,000,000 3.72% Senior Guaranteed Notes, due December 5, 2023 (the “Notes”). Capitalized terms used herein and not specifically defined herein shall have the meanings ascribed to them in the Purchase Agreement. The opinion is being delivered to you pursuant to Section 4.4(a)(i) of the Purchase Agreement.
In this connection, we have examined the Purchase Agreement, the Notes, and such records, certificates and other documents and such questions of law as we have considered necessary and appropriate for the purpose of rendering the opinion set forth below (including, without limitation, certificates of existence issued by the Indiana Secretary of State). As to questions of fact, but not legal conclusions, related to such opinions, we have relied solely upon certificates of officers of the Borrower and the Guarantors, certificates of public officials (including, without limitation, certificates of existence issued by the Indiana Secretary of State), and the representations and warranties of the Borrower, the Guarantors, and the Purchasers listed on Schedule A to the Purchase Agreement (the “Purchasers”).
For purposes of rendering this opinion, we have, with your consent and without investigation, assumed:

EXHIBIT 4.4(a)(i)
(to Note Purchase Agreement)

(a)
the genuineness of the signatures of all persons (other than the officers of the Borrower and the Guarantors) signing the Purchase Agreement (including the Subsidiary Guaranty), the Notes, and all instruments, documents, certificates, applications, consents, filings and/or agreements related to the transactions contemplated thereby or included in the schedules thereto (collectively, the “Pertinent Documents”);

(b)	the authority of the persons executing the Pertinent Documents on behalf of the parties thereto (other than the Borrower and the Guarantors);

(c)	the authenticity of all documents submitted to us as originals;

(d)	the accuracy and completeness of all corporate and public documents and records made available to us;

(e)	the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies;

(f)	the due authorization, execution, and delivery of the Pertinent Documents by the parties thereto (other than by the Borrower and the Guarantors);

(g)	the legal existence of the Purchasers;

(h)	that the Purchasers have acted in good faith;

(i)	the compliance by the Purchasers with all laws applicable to them that affect the validity of the transactions contemplated by the Purchase Agreement;

(j)
that the Pertinent Documents are binding upon all the parties thereto (other than the Borrower and the Guarantors) and that all parties thereto (other than the Borrower and the Guarantors) will act in accordance with the terms and provisions thereof;

(k)
that VEDO is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to execute and to deliver the Purchase Agreement and to perform its obligations under the Purchase Agreement; and

(l)	that the execution, delivery, and performance of the Purchase Agreement have been duly authorized by all necessary action, corporate or otherwise, on the part of VEDO.
In addition, we have assumed that:

(a)
all decisional authorities, statutes, rules, and regulations comprising the applicable law for which we are assuming responsibility are published or otherwise generally accessible, in each case in a manner generally available to lawyers practicing in the State of Indiana; and

(b)	routine procedural matters, such as service of process or qualification to do business in the jurisdiction, will be satisfied by the party seeking to enforce any of the Pertinent Documents.
Based upon the foregoing and subject to the exceptions hereinafter set forth, we are of the opinion that:
1.The Borrower is a corporation duly organized and validly existing under the laws of the State of Indiana and has the corporate power and the corporate authority to issue and sell the Notes and to execute, deliver, and perform the Pertinent Documents to which it is a party.
2.Each of Indiana Gas and SIGECO is a corporation duly organized and validly existing under the laws of the State of Indiana and has the corporate power and the corporate authority to execute, deliver, and perform the Pertinent Documents to which it is a party.

4.4(a)(i)-2

3.Each of the Borrower, Indiana Gas, and SIGECO has full corporate power and corporate authority and is duly authorized to conduct the activities in which it is now engaged. Each of the Borrower, Indiana Gas, SIGECO and VEDO is duly qualified and (where applicable) is in good standing as a foreign corporation in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
4.The execution, delivery, and performance of the Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Borrower, Indiana Gas and SIGECO. The Purchase Agreement has been duly executed and delivered by each of the Borrower and the Guarantors, and the Purchase Agreement constitutes a legal, valid, and binding contract of each of the Borrower and the Guarantors enforceable in accordance with its terms, except as the same may be limited by (i) the United States Bankruptcy Code, (ii) any applicable insolvency, reorganization, moratorium, fraudulent transfer or conveyance laws relating to or affecting the enforcement of creditors’ rights generally, and (iii) other laws, court decisions and legal and equitable doctrines affecting the right to specific performance, injunctive relief and other equitable remedies (regardless of whether the application of such principles is considered in a proceeding in equity or law).
5.The execution, delivery, and performance of the Notes have been duly authorized by all necessary corporate action on the part of the Borrower, have been duly executed and delivered by the Borrower, and constitute the legal, valid, and binding contracts of the Borrower enforceable in accordance with their terms, except as the same may be limited by (i) the United States Bankruptcy Code, (ii) any applicable insolvency, reorganization, moratorium, fraudulent transfer or conveyance laws relating to or affecting the enforcement of creditors’ rights generally, and (iii) other laws, court decisions and legal and equitable doctrines affecting the right to specific performance, injunctive relief and other equitable remedies (regardless of whether the application of such principles is considered in a proceeding in equity or law).
6.The issuance of the Notes and the execution, delivery and performance (including the use of proceeds from the sale of the Notes in accordance with the Purchase Agreement) by the Borrower and each of the Guarantors of the Pertinent Documents to which it is a party does not conflict with, violate, or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Borrower or any of the Guarantors pursuant to (a) the provisions of the Organizational Documents (as hereinafter defined) of the Borrower or any of the Guarantors (other than VEDO), (b) any Other Agreement (as hereinafter defined), or (c) any law, rule, regulation (including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System), or, to our knowledge, any order, writ, judgment, injunction, decree, or award binding on the Borrower or any of the Guarantors (other than VEDO).
7.To our knowledge there is no litigation, arbitration, governmental investigation, proceeding, or inquiry pending or threatened against the Borrower or any of the Guarantors which would question the validity of the Pertinent Documents.
8.No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of the Guarantors (other than VEDO) is required to be obtained by the Borrower or any of the Guarantors (other than VEDO)

4.4(a)(i)-3

in connection with the execution and delivery of the Pertinent Documents, the issuance and sale of the Notes, or the legality, validity, binding effect, or enforceability of any of the Pertinent Documents.
9.Based upon the representations and warranties of the Borrower and the Guarantors set forth in Section 5.13 of the Purchase Agreement and your representations set forth in Section 6.1 of the Purchase Agreement, it is not necessary in connection with the offering, sale and delivery of the Notes, under the circumstances contemplated by the Purchase Agreement to register the Notes or the Subsidiary Guarantee under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes or the Subsidiary Guarantee under the Trust Indenture Act of 1939, as amended.
10.Neither the Borrower nor any of the Guarantors is an “investment company” or an entity “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
Our opinion is subject to the following qualifications and limitations:
A.Any certificates or representations obtained by us from officers of the Borrower or the Guarantors or others with respect to matters of fact, but not legal conclusions, on which such opinions have been based have been relied upon by us without independent verification.
B.This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction. Further, we express no opinion as to any federal or state tax laws, or the Employment Retirement Income Security Act of 1974, as amended.
C.This opinion letter is dated and speaks as of the date hereof. We have no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention, even though the legal analysis or legal conclusions contained in this opinion letter may be affected by such changes.
D.Whenever we have stated we assumed any matter, it is intended to indicate that we have assumed such matter without making any factual, legal, or other inquiry or investigation, and without expressing any opinion or stating any conclusion of any kind concerning such matter.
E.Whenever any statement of this opinion letter is qualified by the phrase “to our knowledge,” “of which we are aware,” or a phrase of similar import, such phrase is intended to mean the actual knowledge of information by the lawyers in our firm who have been principally involved in negotiating the subject transaction, but does not include other information that might be revealed if there were to be undertaken a canvass of all lawyers in our firm, a general search of our files or any type of independent investigation. Moreover, we have not undertaken any independent investigation to determine the accuracy or completeness of such knowledge and any limited inquiries by us should not be regarded as such an investigation.
F.The term “Other Agreement” as used in this opinion letter shall include only those contracts and agreements to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors is bound, the breach or default of which would result in a material adverse effect on the business, properties, or financial condition of the Borrower and the Guarantors taken as a whole, as determined by officers of the Borrower and the Guarantors and identified to us in a Certificate to Counsel and includes

4.4(a)(i)-4

but is not limited to the agreements listed in Schedule 5.15(c) of the Purchase Agreement. “Organizational Documents” means the articles of incorporation, certificate of incorporation, or charter or any by-laws of a corporation.
G.We were not involved in the preparation or review of offering or other materials prepared for use in the offering of the Notes or otherwise provided to the Purchasers, and, therefore, we express no opinion as to the adequacy or accuracy of any such materials.
H.We express no opinion with respect to (i) any provisions purporting to waive constitutional or statutory rights, or (ii) any choice of law provisions.
I.The only opinions intended to be provided herein are those which are expressly stated herein and no opinions by implication are intended or given.
J.This opinion is furnished solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and may not be relied upon by, or furnished to, any other person, firm, or corporation for any other purpose, without our prior written consent (other than the opinion may be relied upon by a permitted transferee of any Note or as otherwise required by applicable law or regulation and the opinion may be furnished to the National Association of Insurance Commissioners).
K.We express no opinion with respect to any future modification, extension or renewal of the Purchase Agreement or the Notes.
Very truly yours,

BARNES & THORNBURG LLP

4.4(a)(i)-5

FORM OF OPINION OF OHIO CORPORATE COUNSEL
TO THE COMPANY

December __, 2013

To Each of the Purchasers Listed on
Schedule A to the Agreement (as defined below)

Re:    $150,000,000 3.72% Senior Guaranteed Notes due December 5, 2023

Ladies and Gentlemen:

We have acted as special counsel in the State of Ohio to Vectren Utility Holdings, Inc., an Indiana corporation (the “Company”), and Vectren Energy Delivery of Ohio, Inc., an Ohio corporation (“VEDO”), in connection with the proposed issuance and sale by the Company of $150,000,000 aggregate principal amount of its 3.72% Senior Guaranteed Notes due December 5, 2023 (the “Notes”) pursuant to the Note Purchase Agreement, dated as of August 22, 2013, by and among each of you, the Company, VEDO, Indiana Gas Company, Inc., an Indiana corporation, and Southern Indiana Gas and Electric Company, an Indiana corporation (the “Agreement”). All capitalized terms used herein and not specifically defined shall have the meanings ascribed to them in the Agreement. This opinion (this “Opinion”) is being delivered to you at the request of the Company and VEDO pursuant to Section 4.4(a)(ii) of the Agreement.

In connection with this Opinion, we have examined executed originals or copies of executed originals of the following documents: (1) the Agreement; (2) the Articles of Incorporation and the Code of Regulations of VEDO (collectively, “VEDO’s Constituent Documents”); and (3) resolutions of VEDO authorizing, among other things, the execution, delivery, and performance of the Agreement. We have also examined and, with your permission, relied and based certain portions of our Opinion on, the following:

(a)	a certificate of the Secretary of State of the State of Ohio, dated December __, 2013, with respect to VEDO; and

EXHIBIT 4.4(a)(ii)
(to Note Purchase Agreement)

(b)
a certificate of Ronald E. Christian, Executive Vice President, Chief Legal and External Affairs Officer, and Secretary of the Company, and Executive Vice President and Secretary of VEDO, dated December __, 2013, with respect to certain factual matters relating to VEDO.

While we have not independently verified all matters set forth in said certificates, nothing has come to our attention that has caused us to believe that such reliance is not appropriate.

Assumptions

In rendering this Opinion we have, with your permission, assumed (and to our knowledge there are no facts inconsistent with) the following:

(a)	that all documents submitted to us as originals are authentic and that all documents submitted to us as certified, conformed, or photostatic copies conform to the authentic original documents;

(b)
that all documents and records reviewed by us are accurate and complete and that all statements of fact contained in all documents, records, reports, and certificates submitted to us are true and complete;

(c)	that each natural person executing the Agreement or other documentation upon which this Opinion has been based is legally competent to do so;

(d)
that each of the parties to the Agreement and all other documents reviewed by us, other than VEDO, is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to enter into, and to perform its duties and obligations under or with respect to, the Agreement and such other documents;

(e)
that the execution, delivery, and performance of the Agreement and all other documents reviewed by us, for all parties other than VEDO, have been duly authorized by all requisite action, corporate, partnership, or otherwise, on behalf of such parties;

(f)	that the Agreement and all other documents reviewed by us have been duly executed and delivered by, and are valid, binding, and enforceable against, all parties thereto; and

(g)	that the signatures on the Agreement and all other documents reviewed by us are genuine.

4.4(a)(ii)-2

Opinion

Based upon the foregoing, and subject to the limitations, qualifications, and exceptions set forth herein, we are of the following Opinion:

1.
VEDO is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to execute and to deliver the Agreement and to perform its obligations under the Agreement.

2.	The execution, delivery, and performance of Agreement have been duly authorized by all necessary action, corporate or otherwise, on the part of VEDO.

3.
The execution and delivery of the Agreement by VEDO, and the performance by VEDO of its obligations under the Agreement, do not and will not (a) violate any provision of VEDO’s Constituent Documents, or (b) violate any written law of the State of Ohio or any written regulation thereunder that is currently in effect and to which VEDO is subject.

4.
No consent, approval, authorization, order, registration, or qualification of or with any court or governmental agency or body of the State of Ohio is required for the execution, delivery, or performance of the Agreement by VEDO, other than such as may be required under Title 49 of the Ohio Revised Code, relating to public utilities, as to which we render no opinion.

Qualifications and Limitations

The opinions expressed above are subject to the following additional qualifications and limitations:

(a)
Enforceability. We express no opinion whatsoever as to the enforceability of the Agreement, which expressly provides that it shall be construed in accordance with the law of the State of Indiana, excluding choice-of-law principles.

(b)
Good Standing. The opinion expressed in paragraph 1, above, with respect to VEDO being in good standing means that a certificate of good standing with respect to each corporation has been issued by the Secretary of State of the State of Ohio. It does not mean that VEDO has received all licenses, registrations, or other governmental or third-party consents needed to commence or to conduct its business or to own its properties.

(c)
Consents of Governmental Authorities. Our opinion in paragraph 4, above, is based upon a review of those statutes, rules, and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Agreement.

4.4(a)(ii)-3

(d)	No Implied Opinion. This Opinion is limited to the matters expressly set forth herein; and no opinion is to be implied or may be inferred beyond the matters expressly so stated herein.

(e)
Ohio Law. We express no opinion with respect to the effect of any laws other than the laws of the State of Ohio and laws of the United States of general application to transactions in the State of Ohio.

(f)
No Guaranty. This Opinion constitutes our professional opinion as to certain legal consequences of, and the applicability of certain laws to, the facts, circumstances and documents described herein. It is not a guaranty, however, and may not be construed as such.

(g)	Captions. The captions in this Opinion are for convenience of reference only and shall not limit, amplify, or otherwise modify the provisions hereof.

(h)
Subsequent Events. This Opinion is given as of the date set forth above, and we assume no, and hereby disclaim any, obligation to update or to supplement this Opinion to reflect any facts or circumstances that may hereafter come to our attention, or any changes in any laws, ordinances, rules, or regulations that may hereafter occur, that might affect the opinions expressed herein.

(i)
Restrictions on Use. This Opinion is given solely for the benefit of the parties to whom this Opinion is addressed, and the undersigned has no responsibility to any other person or entity. This Opinion may not, without our prior written consent, be relied upon by any person or entity other than the parties to whom this Opinion is addressed and permitted transferees of the Notes. Copies of this Opinion may be furnished, in addition to the parties to whom this Opinion is addressed and permitted transferees of the Notes, as otherwise required by applicable law or regulation and to the National Association of Insurance Commissioners.

Very truly yours,

KEGLER, BROWN, HILL & RITTER CO., L.P.A.

4.4(a)(ii)-4

FORM OF OPINION OF OHIO REGULATORY COUNSEL
TO THE COMPANY

[date]

To each of the Purchasers listed on Schedule A to the Agreement (defined below)

Re:	Vectren Utility Holdings Inc. $150,000,000 3.72% Senior Guaranteed Notes due December 5, 2023

Ladies and Gentlemen:
We have acted as utility regulatory counsel in Ohio for Vectren Utility Holdings, Inc. (the “Company”), an Indiana corporation, with respect to the issuance and sale by the Company of $150,000,000 aggregate principal amount of 3.72% Senior Guaranteed Notes, due December 5, 2023 (the “Notes”), pursuant to its Note Purchase Agreement (the “Agreement”) dated August 22, 2013, by and among the Company; “Ohio Guarantor” Vectren Energy Delivery of Ohio, Inc. (“VEDO”), Indiana Gas Company, Inc. (“Indiana Gas”), and Southern Indiana Gas and Electric Company (“SIGECO”) and any guarantors added to the Agreement from time to time (who, together with Ohio Guarantor, Indiana Gas, and SIGECO are, collectively, the “Guarantors”); and jointly and severally with each “Purchaser,” and, collectively, the “Purchasers” whose names appear on Schedule A of the Agreement. It is our understanding that the Company will authorize the issue and sale of the Notes, the due and punctual payment of which will be unconditionally guaranteed by the Guarantors, pursuant to Section 18 of the Agreement. It is also our understanding that this opinion is being delivered to you pursuant to Section 4.4 of the Agreement. All capitalized terms not defined herein shall have the meaning given to them in the Agreement.

In this connection, we have examined (1) the Finding and Order of the Public Utilities Commission of Ohio (the “Ohio Commission”) in In the Matter of the Application of Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, Inc. for Authority To Issue Long-Term Debt, To Issue and Sell Common and/or Preferred Stock and Enter into Rate Risk Management Transactions (Case Nos. 01-593-GA-AIS and 01-594-GA-AIS), dated April 12, 2001 (the “2001 Ohio Commission Order”), (2) the Entry on Rehearing issued May 17, 2001 in the same matter, (3) the Finding and Order of the Ohio Commission in In the Matter of the Application of Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, Inc. for Authority to Issue Long-Term Debt, to Issue and

EXHIBIT 4.4(a)(iii)
(to Note Purchase Agreement)

Sell Common and/or Preferred Stock, and to Enter into Rate Risk Management Transactions Pursuant to a Financial Services Agreement (Case No. 03-688-GA-AIS) dated April 1, 2003 (the “2003 Ohio Commission Order”), (4) the Entry Nunc Pro Tunc issued April 17, 2003 in the same matter, (5) the Finding and Order of the Ohio Commission in In the Matter of the Application of Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, Inc. for Authority to Issue Long-Term Debt, Issue and Sell Common and/or Preferred Stock, Enter into a Multi-Year Credit Risk Facility, and Enter into Interest Rate Management Transactions Pursuant to a Financial Services Agreement (Case No. 05-1142-GA-AIS) dated October 19, 2005 (the “2005 Ohio Commission Order”), (6) the Finding and Order of the Ohio Commission in In the Matter of the Application of Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, Inc. for Authority to Issue Long-Term Debt, to Issue and Sell Common and/or Preferred Stock, and Enter into Interest Rate Risk Management Transactions Pursuant to the Previously Approved Financial Services Agreement (Case No 07-1010-GA-AIS) dated October 17, 2007 (the “2007 Ohio Commission Order”), (7) the Entry Nunc Pro Tunc issued October 31, 2007 in the same matter, (8) the Finding and Order of the Ohio Commission in In the Matter of the Application of Indiana Gas Company, Inc. and Vectren Energy Delivery of Ohio, Inc. for Authority to Issue Long-Term Debt, to Issue and Sell Common and/or Preferred Stock, and Enter into Interest Rate Risk Management Transactions Pursuant to the Previously Approved Financial Services Agreement (Case No. 09-655-GA-AIS) dated September 15, 2009 (the “2009 Ohio Commission Order”), (9) the Supplemental Finding and Order issued December 21, 2010 in the same matter (the “2009 Ohio Commission Supplemental Order”), (10) the Second Supplemental Finding and Order issued December 14, 2011 in the same matter (the “2009 Ohio Commission Second Supplemental Order”), (11) the Finding and Order of the Ohio Commission in In the Matter of the Joint Application of Vectren Energy Delivery of Ohio, Inc. and Indiana Gas Company, Inc. for Approval of an Adjustment to the Reorganization of the Indebtedness and Capitalization of Vectren Energy Delivery of Ohio, Inc. (Case No. 10-3120-GA-AIS) dated March 16, 2011 (the “2011 Ohio Commission Order”), (12) the Finding and Order of the Ohio Commission in In the Matter of the Application of Vectren Energy Delivery of Ohio, Inc. for Authority to Issue Long-Term Debt, to Issue and Sell Common Stock, and Enter into Interest Rate Risk Management Transactions Pursuant to the previously approved Financial Services Agreement (Case No. 12-2540-GA-AIS) dated November 7, 2012 (the “2012 Ohio Commission Order”), and (13) such records, certificates and other documents and such questions of law as we have considered necessary and appropriate for the purpose of rendering the opinion set forth below.
For purposes of rendering this opinion, we have, with your consent and without investigation, assumed that:
A.All claims and representations made by the Company and associated with efforts to secure the 2001 Ohio Commission Order, the 2003 Ohio Commission Order, the 2005 Ohio Commission Order, the 2007 Ohio Commission Order, the 2009 Ohio Commission Order, the 2009 Ohio Commission Supplemental Order, the 2009 Ohio Commission Second Supplemental Order, the 2011 Ohio Commission Order, and the 2012 Ohio Commission Order are as claimed or represented by the Company;

4.4(a)(iii)-2

B.All documents submitted to us as originals are authentic and that all documents submitted to us as certified, conformed, or photostatic copies conform to the authentic original documents;
C.All documents and records reviewed by us are accurate and complete and that all statements of fact contained in all documents, records, reports, and certificates submitted to us are true and complete;
D.Each natural person executing any of the documentation upon which this Opinion has been based is legally competent to do so;
E.The execution, delivery, and performance of all documents upon which this Opinion has been based have been duly authorized by all requisite action, corporate, partnership, or otherwise, on behalf of such parties, and that the signatures on all such documents are genuine.
Based upon the foregoing and subject to the exceptions hereinafter set forth, we are of the opinion that the 2001 Ohio Commission Order, the 2003 Ohio Commission Order, the 2005 Ohio Commission Order, the 2007 Ohio Commission Order, the 2009 Ohio Commission Order, the 2009 Ohio Commission Supplemental Order, the 2009 Ohio Commission Second Supplemental Order, the 2011 Ohio Commission Order, and the 2012 Ohio Commission Order are in full force and effect and are sufficient to permit the Company to enter into and perform the transactions contemplated by the above-referenced applications submitted to the Ohio Commission and to permit the Ohio Guarantor to guarantee the obligations of the Company as contemplated by the Agreement; and the period has expired during which any proceeding to review, suspend, limit, modify, restrict or revoke the 2001 Ohio Commission Order, the 2003 Ohio Commission Order, the 2005 Ohio Commission Order, the 2007 Ohio Commission Order, the 2009 Ohio Commission Order, the 2009 Ohio Commission Supplemental Order, the 2009 Ohio Commission Second Supplemental Order, the 2011 Ohio Commission Order, and the 2012 Ohio Commission Order may be instituted as of right by any person other than the Ohio Commission; and no other consent, approval, authorization, order, registration or qualification of any court or governmental agency or body is required under Title 49, Ohio Revised Code, relating to public utilities or any regulations or rulings promulgated thereunder for the authorization and sale by the Company of the Notes and the performance of the guarantees by the Guarantors as provided for in the Agreement. Specifically, it is noted that the participation of the Ohio Guarantor in the Financial Services Agreement pursuant to which the Notes will be authorized and issued was approved in the 2011 Ohio Commission Order.
The opinions expressed above are subject to the following additional qualifications and limitations:
A.    Ohio Law. This Opinion is limited to the current internal laws of the State of Ohio (without giving effect to any conflict of law principles thereof), that may apply to the issuance of securities by public utilities subject to the regulatory jurisdiction

4.4(a)(iii)-3

of the Public Utilities Commission of Ohio and we have not considered, and express no opinion on, the laws of any other jurisdiction.
B.    Subsequent Events. This Opinion is dated and speaks as of the date hereof. We have no obligation to update or to supplement this Opinion to reflect any facts or circumstances that may hereafter come to our attention.
C.    No Implied Opinion. This Opinion is limited to the matters expressly set forth herein; and no opinion is to be implied or may be inferred beyond the matters expressly so stated herein. We specifically note that we were not involved in the preparation or review of offering or other materials prepared for use in the offering of the securities or otherwise provided to the purchasers thereof, and, therefore, we express no opinion as to the adequacy or accuracy of any such materials.
D.    Restrictions on Use. This Opinion is given solely for the benefit of the parties to whom this Opinion is addressed. This Opinion may not, without our prior written consent: (1) be relied upon by, or reproduced, distributed or furnished to or for, any person or entity other than the parties to whom this Opinion is addressed, other than as required by applicable law or regulation and other than any transferee of the Notes permitted under the Agreement who may rely on the opinion but only as of the date of the closing, or (2) be quoted, circulated, or referred to, in whole or in part, in any other document, except that this Opinion may be relied upon by Barnes & Thornburg LLP as to all matters governed by Ohio law for the purpose of one or more opinions of even date being delivered by that firm in connection with the offering and sale of the Notes contemplated by the Agreement, and the opinion may be furnished to (but not relied upon by) the National Association of Insurance Commissioners.

Respectfully submitted,

McNEES WALLACE & NURICK LLC

By: Samuel C. Randazzo

4.4(a)(iii)-4

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

[Provided on a case by case basis]

EXHIBIT 4.4(b)
(to Note Purchase Agreement)

FORM OF SUPPLEMENTAL AGREEMENT
SUPPLEMENTAL AGREEMENT dated as of ____________, ____ (the “Agreement”) from ______________, a _______ corporation (the “New Subsidiary”), for the benefit of the holders from time to time of the Notes (as defined below) (the “Holders”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Note Purchase Agreement, dated as of August 22, 2013 (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”), from the Obligors signatory thereto and such other Guarantors as shall become parties thereto in accordance therewith, for the benefit of the Holders.
WHEREAS, Vectren Utility Holdings, Inc., an Indiana corporation (the “Company”), has issued and sold $150,000,000 3.72% Senior Guaranteed Notes, due December 5, 2023 (the “Notes”), pursuant to the Note Purchase Agreement to the purchasers named therein.
WHEREAS, the New Subsidiary is a Subsidiary of the Company.
WHEREAS, certain of the existing Subsidiaries of the Company have entered into the Note Purchase Agreement as Guarantors.
WHEREAS, the Note Purchase Agreement requires that certain Subsidiaries become party to the Note Purchase Agreement pursuant to Section 9.9 of the Note Purchase Agreement (as a Guarantor) and provide the Subsidiary Guaranty set forth in Section 18 of the Note Purchase Agreement.
WHEREAS, the New Subsidiary acknowledges that it will derive substantial benefits from the issuance of the Notes.
WHEREAS, the Note Purchase Agreement specifies that additional Subsidiaries may become Guarantors under such Note Purchase Agreement by execution and delivery of an instrument in the form of this Agreement. The undersigned Subsidiary is executing this Agreement in accordance with the requirements of the Note Purchase Agreement in order to become a Guarantor under the Note Purchase Agreement as consideration for the Notes previously purchased.
NOW, THEREFORE, the New Subsidiary agrees as follows:
Section 1.    Note Purchase Agreement. In accordance with Section 9.9 of the Note Purchase Agreement, the New Subsidiary by its signature hereto shall become a Guarantor under such Note Purchase Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of such Note Purchase Agreement applicable to it as a Guarantor hereunder, (b) represents and warrants that the representations and warranties made by it as a Guarantor are true and correct on and as of the date hereof with the same effect as though made on and as of the date hereof, (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of such Note Purchase Agreement, and (d) agrees that each reference to a “Subsidiary Guarantor” in such Note Purchase Agreement shall be deemed to include the New Subsidiary.

EXHIBIT 9.9
(to Note Purchase Agreement)

Section 2.    Enforceability. The New Subsidiary hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the New Subsidiary and constitutes a legal, valid and binding obligation of the New Subsidiary enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the applicability of creditors’ rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.     Effect on Note Purchase Agreement. Except as expressly supplemented hereby, the Note Purchase Agreement shall continue in full force and effect.
Section 4.    GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.
Section 5.    Savings Clause. To the fullest extent permitted under applicable law, in the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to the New Subsidiary, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 6.    Notices. All communications to the New Subsidiary shall be given to it at the address or telecopy number set forth under its signature hereto.

9.9- 2

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Agreement as of the day and year first above written.

[NEW SUBSIDIARY]

By: ___________________________________
Name:
Title:
Address:

Telecopy:

INDS01 SWT 1414826v1

9.9- 3